UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

CONNECTONE BANCORP, INC.

(Exact name of Company as specified in its charter)

New Jersey	000-11486	52-1273725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Sylvan Avenue
Englewood Cliffs, New Jersey	07632
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (201) 816-8900

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 30, 2015, ConnectOne Bancorp, Inc. (the “Company”) entered into a Subordinated Note Purchase Agreement (“Agreement”) among the Company and several purchasers pursuant to which the Company sold $50,000,000 of 5.75% Fixed to Floating Rate Subordinated Notes (the “Notes”). The proceeds of the Notes are intended to qualify as Tier 2 Capital pursuant to 12 C.F.R. Section 324.20. Company shall use the net proceeds from the sale of Subordinated Notes (i) for, subject to approval by applicable Regulatory Agencies, repayment of up to $11,250,000 aggregate liquidation value of its Series B fixed rate cumulative perpetual preferred stock, (ii) to fund future growth, (iii) to bolster regulatory capital at both the Bank and Company, and (iv) for general corporate purposes. The Agreement is annexed hereto as Exhibit 10.1.

The Company will pay interest on the Notes at the initial rate of 5.75% per annum from June 30, 2015 until (but not including) July 1, 2020, on January 1 and July 1 of each year. From and including July 1, 2020, the Company will pay interest at a variable rate equal to three month LIBOR plus 393 basis points payable each January 1, April 1, July 1 and October 1 (a “Floating Interest Payment Date”). The first interest payment will be made on January 1, 2016. The Notes will mature on July 1, 2025.

The indebtedness of the Company evidenced by the Notes is subordinate and junior in right of payment to the prior payment in full of all existing and future liabilities, as more fully described in the Notes. The Notes are not secured by any assets of the Company. The Notes were issued under an Indenture dated June 30, 2015 between the Company and U.S. Bank, National Association as Trustee (the “Indenture”). The Indenture is annexed hereto as Exhibit 10.2.

The Notes are subject to customary covenants restricting the Company’s ability, subject to certain exceptions, to (i) merge or consolidate with another entity or sell substantially all of its assets to another person; and (ii) declare or pay any dividend or make any distribution on capital stock if the Company is not “well capitalized” for regulatory purposes immediately prior to the declaration of such dividend or distribution. The Notes are subject to customary events of default.

Subject to certain exceptions, the Notes are not redeemable by Company until July 1, 2020 (or the fifth anniversary of the issuance). After such date the Notes are redeemable in whole or in part, at a redemption price equal to 100% of the outstanding principal amount to be redeemed, plus accrued but unpaid interest thereon.

In accordance with the sale of the Notes, the Company entered into a Registration Rights Agreement with each of the Purchasers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company will either (i) undertake a registered exchange offer pursuant to which it will exchange fully registered notes for the Notes, or (ii) register the Notes for resale by the Purchaser. The Registration Rights Agreement is annexed hereto as Exhibit 10.3.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events

The Company announced in a press release dated June 30, 2015 the information reported in Item 1.01. Attached and being furnished as Exhibit 99.1 is a copy of such press release.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Subordinated Note Purchase Agreement dated June 30, 2015
10.2	Indenture dated June 30, 2015 with U.S. Bank, National Association as Trustee
10.3	Registration Rights Agreement dated June 30, 2015
99.1	Press Release dated June 30, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTONE BANCORP, INC.

Date: July 2, 2015	By:	/s/ Frank S. Sorrentino
Frank S. Sorrentino III
Chairman and Chief Executive Officer